EXHIBIT 10.7





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TECHNOLOGY PARTNERSHIP


         AND

RESEARCH & DEVELOPMENT CONTRACT


PROJECT NAME:  FACIAL RECOGNITION OPERATING SYSTEM


PARTY A:  TITANIUM GROUP LTD.
PARTY B:  CHINA SCENTIFIC AUTOMATION RESEARCH CENTER


DATE:  6-15-2005


PLACE CONTRACT SIGHED:  BEIJING


EFFECTIVE DATE:  6-15-2005 TO 6-14-2006








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Contract signed is in compliance with the contract laws of the Peoples' Republic of China.

Both parties mutually agree upon all terms below.


  (A)   Content
        Research for application of facial recognition operation technology
        (i)  Facial recognition in surveillance application
        (ii) Facial recognition for logical access control


  (B)   Joint venture method
          (i)    Party A provide capital and operational technicians
          (ii)   Party B provide location and technical technicians


  (C)   Ownership of newly developed intellectual properties rights
          (i) Both parties agreed all facial recognition technology that was developed and own by either party prior to this contract shall belong to the developed party respectively
          (ii) Any new facial recognition technology that's develop after this contract is signed shall become the property of the joint venture


  (D)   Cost and payment method for the joint venture
          (i) Party A agree to pay party B a total of one hundred thousand dollars RMB(100,000.00 RMB)
          (ii) Ten days after this contract is signed, Party A agree to pay party B fifty thousand dollars RMB (50,000.00 RMB)
          (iii) Three months after this contract is signed, party A agree to pay the balance of fifty thousand dollars RMB (50,000.00 RMB) to party B


  (E)   Effective date
        Contract will be effective for twelve months after Party a deposit the first payment to party B


  (F)   Confidentiality
          (i) Both parties shall at anytime after this agreement is signed keep all information in this contract confidential. Unless any disclosure of this contract is agree upon by related party before any disclosure. If disclosure is forced by law, all disclosed parties shall be notify immediately, content of disclosure shall be notified to related party too


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          (ii)   All information provided to Party B by Party A shall consider as confidential. (This information shall include but not limited to customer list, strategy of company, pricing, know how and idea) None of the said information shall disclose to any third party.

          (iii) All information provided to Party A by Party B shall consider as confidential. This information shall include but not limited to technical know how, code name and calculating formula. None of the said information shall disclose to any third party.

          (iv) Both parties shall not use any provided information from the opposite party to do harm and go against the opposite party. If there is harm or any damage occur, the party that cause the harm or damage shall compensate the opposite party.

          (v) This agreement (F) shall not be affected by the termination of this contract. All information provided by both parties shall remain confidential until all information become public from an unrelated party. This information shall not come from either party in this agreement.

          (vi) Confidential information shall not include any information that was disclosed before the signing of this contract.


  (G)   Breach of contract
          (i) If this contract is breached due to the following situation by any party, The opposite party shall have the right to terminate this contract by writing thirty days prior to the incident,

                   (a) If any party go bankrupt voluntary of involuntary, or if a creditor is taking over the business and dissolve the business

                   (b) If the breaching party does not try to fulfill the obligation of this contract thirty days after receiving the notice. (Assuming the breaching party has the ability to fulfill this contract)

          (ii) Both party agreed that if either party breach this contract it will give The non-breaching party harms and unforeseeable damage. The non-breaching party therefore shall have the right to claim all loses and damages by taking the case to the court. All legal fees shall be the responsibility of the breaching party.

          (iii) If during the research period any technology is expose to the public by an unrelated party this joint venture shall consider as meaningless and either party has the right to terminate this contract.


  (H)   Settlement of disagreement
        If any disagreement comes up within the time frame of this contract, both parties agree to try to settle the dispute with a friendly manor before taking it to litigation.




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  (I)   Unforeseen interruption
          (i) Unforeseen interruption means any event happens to interrupt the ongoing process of this contract, that's beyond the control of both parties. These events could include government interference, earthquake, fire, typhoon, flood, war or any other similar events.

          (ii) If any of the above happened, the affected shall notify the other party right away. Details of event like date, nature and estimate duration of event etc. also what kind of effect will have for the affected party to fulfill this contract shall be addressed.

          (iii) Affected party shall update the opposite party constantly. If event got settled, a written notification shall be sent to the opposite party immediately.

          (iv) If section B & C of this contract has been fulfilled by the affected party before any event happened, affected party has the right to terminate its obligation temporary until the event got settled. Affected party shall not be responsible for any lose of damage that is caused. Affected party shall try it's best to fulfill the obligation again after the event ended.

          (v) Affected party shall provide official document to verify the event that had happened if no official document is provided, affected party shall be responsible for all loses and damages that was caused by the said event.

Others

   (i) Five copies of contract are produced, party A keeps two copies, party B keeps three copies, and all copies shall be legally recognized.

   (ii) Any other amendment or attachment that is sign after this contract will become part of this document if document is sign and stamp by both parties.



Party A
Legal Representative - Johnny Ng
Phone No. 852-3427-3177
Fax No. 852-2776-2257
Address: 10/F Tianjin Building
         167 Connaught Road West
         Hong Kong
         Hong Kong



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Party B
Legal Representative - Tam Tik Nu
Phone No. 010-4262-6787
Fax No. 010-6265-9350
Address: 96 Chun Lun Village Road
         Beijing City 100080
         Peoples' Republic of China
Banker:  Bank of Beijing
Acct No. 0200049609088100325